SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 3, 2000


                         NetNation Communications Inc.
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           (Exact name of registrant as specified in its charter)


       Delaware                         000-26881                 33-0803438
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(State or other                       (Commission              (IRS Employer
jurisdiction                          File Number)           Identification No.)
of incorporation)


Suite 1410 - 555 West Hastings Street, Vancouver, British Columbia,     V6B 4N6
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(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code (604) 688-8946




         (Former name or former address, if changed since last report)
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Item 5.   Other Events

  On March 3, 2000, NetNation Communications Inc. issued a press release which is attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c) Exhibit

              Exhibit 99.1 Press release dated March 3, 2000.



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   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 14, 2000        NETNATION COMMUNICATIONS INC.


                                By:   /s/ Glen Ibbott
                                   -----------------------------
                                Glen Ibbott
                                Chief Financial Officer



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                                  EXHIBIT 99.1

               NetNation Receives Private Equity Investment

VANCOUVER, British Columbia--(BUSINESS WIRE)--March 3, 2000-- (OTC BB:NNCI - news)

NetNation Communications Inc. (OTC BB:NNCI - news), an international Application Service Provider (ASP) and domain name registrar, announces the completion of a US$2.5 million private equity investment with a group of investors including a leading Swiss investment bank.

The investment consists of the issuance of 250,000 units at a price of US$10 per unit. Each unit consists of one common share and one-half of a share purchase warrant. Each whole warrant entitles the holder to purchase one additional common share at a price of US$12 for a period of two years. The terms of the private placement were agreed to on February 3-7, 2000 and were completed and finalized this week. The certificates representing the common shares forming part of the units and the common shares issued upon exercise of the warrants will bear a legend in accordance with Rule 144 promulgated under the Securities Act of 1933 and may not be transferred or resold except in accordance with Rule 144.

"We are actively seeking investment opportunities which complement and expand our ASP and AIP businesses," stated Ashley Sinclair, CEO of NetNation. "In addition, we are allocating funds towards our domain registration business to aggressively develop partnerships globally."

The Company proposes to utilize the proceeds towards the establishment of a data center in California which will enhance its dedicated and co-located server business, and spearhead its growth in the fast emerging ASP and AIP (Application Infrastructure Provider) markets. Proceeds from the investment are also to be used for expansion in Europe, including a new data center in London. Funds will also be used to expand the infrastructure of NetNation's wholly owned subsidiary, DomainPeople, Inc., to support the accelerated growth of its bulk and retail domain name registration partnerships.

NetNation also announces that two convertible debentures in the aggregate amount of $1.1 million that were previously issued on April 12, 1999 have been converted into 550,000 common shares. The common shares issued on conversion bear a restrictive legend in accordance with Rule 144. After giving effect to the shares issued on conversion and for the private placement, NetNation has 15,407,000 common shares outstanding. If all warrants are exercised, NetNation will raise a further US$1.5 million and have 15,532,000 common shares outstanding.

About NetNation Communications Inc.

NetNation Communications Inc. (http://www.netnation.com) is an international Application Service Provider (ASP) and domain name registrar hosting over 11,000 Web sites and having registered in excess of 85,000 domains for clients in more than 125 countries. The Company has been consistently ranked among the top 10 Web hosts in the world by industry evaluators HostIndex (http://www.hostindex.com), TopHosts (http://www.tophosts.com) and the Developers Network (http://www.developersnetwork.com/). DomainPeople,Inc. (http://www.domainpeople.com), the Company's wholly owned subsidiary, is an ICANN accredited and operational registrar of Internet domain names. With this designation, NetNation joins an elite group of registrars that includes Network Solutions, America Online, France Telecom, and Register.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: In this news release, the word "will", "seeking", "proposes", "develop" and similar conditional or future-oriented expressions are intended to identify forward-looking statements. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements.

Contact:

   NetNation Communications Inc.
   John Gomez, Investor Relations
   Tel.: 604/688-8946 Ext. 133
   E-mail: gomez@netnation.com

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